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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 23, 2006

Timberline Resources Corporation

(Exact Name of Registrant as Specified in its Charter)

IDAHO	000-51549	82-0291227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

36 West 16th Avenue, Spokane, Washington	99203
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 747-5225

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (11-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

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Item 1.01 - Entry into a Material Definitive Agreement.

As of February 23, 2006, Timberline Resources Corporation (an Idaho corporation) (the “Registrant” or “TBLC”), certain of its principal shareholders (the “TBLC Shareholders”) and the sole shareholders of Kettle Drilling, Inc. (the “Kettle Shareholders”), a privately held Idaho corporation (“Kettle Drilling”) entered into a Stock Purchase and Sale Agreement (the “Agreement”). Pursuant to and subject to the Agreement, the Registrant agreed to purchase 100% of the issued and outstanding equity of Kettle Drilling from the Kettle Shareholders. The agreed upon consideration from TBLC is $2,800,000 (cash) (currently being raised in a private placement offering of the Registrant’s securities, the completion of which cannot be assured) and the issuance to the Kettle Shareholders of 5,000,000 shares of convertible preferred stock (the “Convertible Preferred Stock”) that are initially convertible into 5,000,000 shares of TBLC common stock (subject to possible adjustment thereafter). The Convertible Preferred Stock will have a liquidation preference of $.55 per share and a preferred annual dividend of $.032 per share (cumulative after December 31, 2006).  It is further agreed, among other provisions, that:

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Kettle Drilling will become a wholly-owned subsidiary of the Registrant (subject to certain terms and provisions that allow the Kettle Shareholders to purchase back Kettle Drilling under certain conditions);

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the Kettle Shareholders will remain as officers and directors of Kettle Drilling for a three year term and act as informal advisors to the TBLC Board of Directors;

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the common stock underlying the  Convertible Preferred Stock will have both “piggy-back” and “demand” registration rights attached to them; and

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the Convertible Preferred Stock will have agreed upon voting, dividend and liquidation rights and are redeemable under certain agreed upon conditions.

The closing of the transaction provided for under the Agreement is agreed to be on or about March 1, 2006, and subject to certain customary conditions and to approval by the Board of Directors of both Kettle and the Registrant. If the Registrant does not raise sufficient funds in its current private placement, there is no assurance that the acquisition transaction can be completed in its present form or at all.

The foregoing description of the Agreement and its exhibits, schedules and/or other attachments does not purport to be complete and is qualified in its entirety by the terms and provisions of the Agreement filed as Exhibit 10.17 to this Current Report on Form 8-K and incorporated by reference herein. The  to the  exhibit include: Employment Agreements (two) for each of the Kettle Shareholders, a Registration Rights Agreement, opinions of counsel on behalf of Registrant and the Kettle Shareholders, respectively, Series A Preferred Stock Resolution, Voting Trust Agreement, Schedules A and B (which contain exceptions to the respective parties’ representations and warranties that are contained in the contract documents)and Selling Shareholder information (description of the Kettle Shareholders’ equity ownership positions in Kettle Drilling).

Item 9.01 - Financial Statements and Exhibits.

(c) Exhibits.

10.17

Stock Purchase and Sale Agreement by and among Timberline Resources Corporation (an Idaho corporation), the Shareholders of Kettle Drilling, Inc. listed on the Signature Page hereof and the Shareholders of Timberline Resources Corporation listed on the Signature Page hereof dated as of February 23, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

TIMBERLINE RESOURCES CORPORATION

(Registrant)

Date:  March 1, 2006

/s/  John Swallow

__________________________________________

John Swallow

(Chief Executive Officer, Principal Operating Officer and Chairman of the board of Directors)